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                                                                     EXHIBIT (j)



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Post-Effective Amendment No. 47 to the Registration Statement on Form N-1A of our report dated November 8, 1999, relating to the financial highlights of the Eaton Vance Income Fund of Boston, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Other Service Providers" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
------------------------------
PRICEWATERHOUSECOOPERS LLP



Boston, Massachusetts
November 29, 1999